UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

June 15, 2005 (June 9, 2005)
Date of Report (Date of earliest event reported)

NATIONAL OILWELL VARCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12317	76-0475815
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10000 Richmond Avenue
Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-346-7500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On June 9, 2005, the Compensation Committee of the Board of Directors of National Oilwell Varco, Inc. (the “Company”) approved the performance terms of the 2005 National Oilwell Varco Incentive Plan (the “2005 Incentive Plan”). Under the 2005 Incentive Plan, generally all of the Company’s exempt employees, including its executive officers, are entitled to earn cash bonus compensation based upon the Company’s achievement of certain specified operating profit targets based on the Company’s financial plan. The Company must achieve a specified operating profit before any bonus awards are earned by any participant. Each participant is assigned to one of seven tiers based on that participant’s level of responsibility at the Company. Each tier is assigned a target percentage of base salary that will be used to determine a participant’s bonus. The amount of a participant’s bonus is calculated by multiplying (A) the incremental increase in operating profit over a specified target by (B) the participant’s base salary by (C) by the participant’s designated target percentage of base salary. Assuming the Company achieves its operating profit target, participants in the first tier, including the chief financial officer and chief executive officer, are eligible to receive a bonus payment ranging from 80% to 100% of their base salary. Participants in the second tier, which includes certain other senior executive officers, are eligible to receive a bonus payment equal to 75% of their base salary. In addition, certain key executives are subject to up to a 25% bonus increase or decrease if a specified “capital employed” target is under- or over-achieved. “Capital employed” is defined as the sum of the Company’s (a) total assets, excluding cash, minus (b) total liabilities, excluding debt.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (b) On June 13, 2005, Joseph C. Winkler announced his resignation from his position as Executive Vice President and Chief Operating Officer of the Company, to be effective as of June 17, 2005. The press release issued by the Company announcing Mr. Winkler’s resignation is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

     99.1      Press Release issued by National Oilwell Varco on June 13, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2005	NATIONAL OILWELL VARCO, INC.
	By:	/s/ M. Gay Mather
M. Gay Mather
Vice President and Secretary

INDEX TO EXHIBITS

Exhibit No	Description
99.1	Press Release issued by National Oilwell Varco on June 13, 2005